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                                                                    EXHIBIT 10.9



                             AMERICAN SAVINGS BANK

                         SUPPLEMENTAL RETIREMENT PLAN
                          FOR CHIEF EXECUTIVE OFFICER



                        Effective as of October 1, 1999
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                             AMERICAN SAVINGS BANK

                         SUPPLEMENTAL RETIREMENT PLAN

                          FOR CHIEF EXECUTIVE OFFICER



The American Savings Bank Supplemental Retirement Plan for Chief Executive Officer has been authorized and adopted by the Board of Directors of American Savings Bank effective as of October 1, 1999. The purpose of the Plan is to provide supplemental retirement benefits to the chief executive officer of the Bank.

The Plan is unfunded and all benefits payable under the Plan shall be paid out of the general assets of the Bank. The Bank may establish and fund one or more grantor trusts in order to aid it in providing benefits due under the Plan; provided, that the establishment of any such trust shall not cause the Plan to be other than "unfunded."

The Plan is intended to constitute a plan for the benefit of a select group of management or highly compensated employees for purposes of ERISA.
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                             AMERICAN SAVINGS BANK

                         SUPPLEMENTAL RETIREMENT PLAN
                          FOR CHIEF EXECUTIVE OFFICER



ARTICLE
I.   DEFINITIONS........................................................... 1

II.  PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

     2.01  Participation................................................... 2
     2.02  Vesting......................................................... 2
     2.03  Amount of Benefits.............................................. 2
     2.04  Payment of Benefits............................................. 4
     2.05  Death........................................................... 4
     2.06  Resumption of Employment........................................ 5
     2.07  Change-in-Control............................................... 5

III. PLAN ADMINISTRATION

     3.01  Administration.................................................. 6
     3.02  Claims Procedure................................................ 6
     3.03  Expenses........................................................ 7

IV.  GENERAL PROVISIONS

     4.01  No Funding.....................................................  8
     4.02  Amendment of the Plan..........................................  8
     4.03  Termination of the Plan........................................  9
     4.04  Plan Not a Contract of Employment..............................  9
     4.05  Facility of Payment............................................ 10
     4.06  Withholding Taxes.............................................. 10
     4.07  Nonalienation.................................................. 10
     4.08  Forfeiture for Cause........................................... 11
     4.09  Construction................................................... 11

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                             AMERICAN SAVINGS BANK
                         SUPPLEMENTAL RETIREMENT PLAN
                          FOR CHIEF EXECUTIVE OFFICER


                                   ARTICLE I

                                  DEFINITIONS


The following terms when capitalized herein shall have the meanings assigned below.

1.01 Bank shall mean American Savings Bank, a bank organized under the laws of Connecticut, or any successor by merger, purchase or otherwise.

1.02  Board of Directors shall mean the Board of Directors of the Bank.

1.03 Change-in-Control shall mean a change in control as defined in the American Savings Bank Supplemental Executive Retirement Plan, as amended from time to time.

1.04 Chief Executive Officer shall mean the chief executive officer of the Bank.

1.05 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.06  Effective Date shall mean October 1, 1999.

1.07 Participant shall mean a Chief Executive Officer who is participating in the Plan pursuant to Section 2.01 hereof.

1.08 Plan shall mean the American Savings Bank Supplemental Retirement Plan for Chief Executive Officer, as set forth herein and as may be amended from time to time.

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                                   ARTICLE II

                 PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS


2.01 Participation

(a) The Chief Executive Officer as of the Effective Date shall participate in the Plan as of that date.

     Any subsequent Chief Executive Officer shall become a Participant only upon action by the Board of Directors approving his participation in the Plan.

(b) A Participant's participation in the Plan shall terminate upon the Participant's death or upon the Participant ceasing to be Chief Executive Officer, unless a benefit is payable under the Plan with respect to the Participant or his spouse under the provisions of this Article II.

2.02 Vesting

     A Participant shall be fully vested in, and have a nonforfeitable right to, the benefit payable under this Article II upon completion of 60 months of employment, whether or not consecutive, with the Bank. A Chief Executive Officer who ceases to be a Participant before becoming vested shall receive no benefit under the Plan.

2.03 Amount of Benefits

     A Participant's benefit under the Plan shall be an annual benefit, payable in monthly installments for the life of the Participant, equal to six percent (6.0%) of the Participant's Final Earnings multiplied by Recognized Years of Service, to a maximum of sixty percent of Final Earnings, reduced by Other Pension Plan Benefits.

     For purposes of this section:

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(a)  "Final Earnings" means the sum of the Participant's immediately preceding annual rate of base pay from the Bank plus the average of the three (3) most recently earned short-term incentive compensation bonuses.

(b) "Recognized Years of Service" means years of service as an executive officer of the Bank, to the extent recognized by the Board of Directors for this purpose, plus any other years of service with the Bank that may be credited by the Board of Directors in its sole discretion for this purpose.

(c) "Other Pension Plan Benefits" means the actuarial equivalent of the pension benefits which the Participant is entitled to receive at retirement from qualified and nonqualified plans (other than this Plan) maintained by the Bank and all other employers of the Participant, whether or not such benefits become payable at the same time as the benefit provided under the Plan. "Other Pension Plan Benefits" shall not include retirement benefits that are attributable to the Participant's own contributions or that are payable from a defined contribution plan, employee stock ownership plan, or welfare plan. For purposes of determining the actuarial equivalent of benefits payable from another plan, the actuarial factors of such other plan shall be used (subject to their availability); otherwise, reasonable actuarial factors as established by an actuary appointed by the Board of Directors shall be used, and the date of determination shall be the date benefit payments begin under this Plan, all as reasonably determined by an actuary appointed by the Board. Following a Change-in-Control, a change in the actuary may only take effect with the unanimous written consent or all Participants in the Plan and, in the case of a deceased Participant, any surviving spouse who is entitled to benefits under the Plan.

2.04 Payment of Benefits

(a) A Participant shall receive the benefit payable under Section 2.03, commencing as of

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     the first of the month next following the later of (i) the Participant's attainment of age 62, or (ii) his last day as an employee of the Bank.

(b) A Participant who ceases to be an employee of the Bank before attaining age sixty-two may elect to receive the benefit payable under Section 2.03 commencing as of the first of any month following the later of (i) the Participant's attainment of age 60, or (ii) his last day as an employee of the Bank.

2.05 Death

(a) If a Participant who is entitled to a vested benefit under the Plan dies before his benefit payments begin, such Participant's surviving spouse shall receive a monthly payment for life commencing as of the first of the month next following the date the Participant would have attained age 62 or the date of the Participant's death, if later. Such surviving spouse may elect to begin receiving monthly benefits as of the first day of any month following the date the Participant would have attained age 60 but before the date the Participant would have attained age 62.

     The amount of the benefit payable to a surviving spouse shall be fifty percent (50%) of the monthly benefit the Participant would have been entitled to receive as of the benefit commencement date.

(b) If a Participant dies after benefit payments have commenced, such Participant's surviving spouse shall receive a monthly benefit for life commencing as of the first of the month next following the Participant's death. The amount of such benefit shall be fifty percent

                                       4
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     (50%) of the monthly benefit being received by the Participant immediately before his death.

(c) If a Participant is not married at the time of death, no further benefits will be paid under the Plan.

2.06 Resumption of Employment

     If a Participant who is receiving benefits under the Plan again becomes an executive officer of the Bank, all benefit Payments to such Participant shall cease during the period of re-employment. Payments shall resume upon subsequent termination of employrnent, without adjustment for the period during which payments were not made.

2.07 Change-in-Control

     In the event of a Change-in-Control of the Bank, each Participant shall become fully vested in his benefit, and shall be entitled to receive such benefit in accordance with Sections 2.04 and 2.05.

     In addition, within a reasonable period following a Change-in-Control, the Bank shall establish a grantor trust, as described in Section 4.01 (b). The Bank shall contribute to such trust the amount necessary to fund all benefits accrued as of the Change-in-Control, determined in accordance with
     Section 2.03 by the actuary appointed by the Board, using reasonable actuarial factors based on the actuarial standards set forth in Section 4.07(e) of the Code or any successor thereto. Following a Change-in-Control, a change in the actuary may only take effect with the unanimous written consent of all Participants in the Plan, including, in the case of a deceased Participant, any surviving spouse who is

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     entitled to benefits under the Plan.


                                 ARTICLE III

                              PLAN ADMINISTRATION

3.01 Administration

     The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Board or its designate. The Board or its designate shall have the authority to resolve any question under the Plan. The determination of the Board or its designate as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

3.02 Claims Procedure

(a) Claims for benefits under the Plan shall be submitted in writing to the Board or to an individual designated by the Board for this purpose.

(b) If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within a reasonable period following the date on which the claim is filed, which notice shall set forth

    (i)   the specific reason or reasons for the denial;

    (ii) specific reference to pertinent Plan provisions on which the denial is based;

    (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

    (iv)  an explanation of the Plan's claim review procedure.

    If the claim has not been granted and written notice of the denial of the claim is not

                                       6
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    furnished in a timely manner following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c) The claimant or his authorized representative shall have 30 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Board, and may review pertinent documents and submit issues and comments in writing within such 30-day period.

    After receipt of the request for review, the Board or its designate shall, in a timely manner, render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. Such decision by the Board shall not be subject to further review. If a decision on review is not furnished to a claimant, the claim shall be deemed to have been denied on review.

(d) No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this section.

3.03 Expenses

     Expenses attributable to the administration of the Plan shall be paid directly by the Bank.

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                                   ARTICLE IV

                               GENERAL PROVISIONS

4.01 No Funding

(a) All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Bank. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Bank, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(b) The Bank may, for administrative reasons, establish a grantor trust with an independent trustee for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Bank funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

     (i) the Bank shall be treated as "grantor" of said trust for purposes of
     Section 677 of the Code; and

     (ii) the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Bank to satisfy claims of the Bank's general creditors and that the rights of such general creditors are enforceable by them under federal and state law.

4.02 Amendment of the Plan

     The Board reserves the right to modify or amend the Plan, in whole or in part, at any time, and from time to time. However, no modification or amendment shall adversely affect the right of any Participant or surviving spouse of a deceased Participant to receive the vested benefits accrued as of the date of such modification, amendment or discontinuance without their unanimous written consent.

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     Notwithstanding the foregoing, no amendment or modification to the Plan may be made in connection with, or after, a Change-in-Control without the unanimous written consent of the Participants and, in the case of any deceased Participants, any surviving spouses who are entitled to benefits under the Plan.

4.03 Termination of the Plan

     The Bank reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan:

(a) the benefits of any Participant or spouse whose benefit payments have commenced shall continue to be paid, and

(b) any Participant whose benefit is vested in accordance with Section 2.02 and spouse thereof shall be entitled to receive such benefit in accordance with the terms of the Plan.

     Notwithstanding the foregoing, the Plan may not be terminated in connection with, or after, a Change-in-Control without the unanimous written consent of the Participants and, in the case of any deceased Participants, any surviving spouses who are entitled to benefits under the Plan.

4.04 Plan Not a Contract of Employment

     The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan or related instruments, except as specifically provided therein. The establishment of the Plan shall be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Bank to discharge any person and to treat the Participant without regard to the effect which such treatment might have upon the Participant under the Plan. Each Participant and all persons who may have or claim any right

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     by reason of his participation shall be bound by the terms of the
     Plan and all agreements entered into pursuant thereto.

4.05 Facility of Payment

     In the event that the Bank shall find that a Participant or surviving spouse is unable to care for his affairs because of illness or accident, or because such individual is a minor or has died, the Bank may, unless claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment due him be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Bank and the Plan therefor.

4.06 Withholding Taxes

     The Bank shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

4.07 Nonalienation

     Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

4.08 Forfeiture for Cause

                                       10
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     In the event that the Participant's employment with the Bank is involuntarily terminated for reason of serious misconduct, including by way of example, dishonesty or fraud on the part of such Participant in his relationship with the Bank, all benefits that would otherwise be payable to the Participant or to his spouse under the Plan shall be forfeited. Notwithstanding the foregoing, no forfeiture shall take place following a Change-in-Control unless the Participant is convicted of a felony involving dishonesty or fraud on the part of such Participant in his relationship with the Bank.

4.09 Construction

(a) The Plan shall be construed, regulated and enforced under ERISA and the laws of the State of Connecticut, except where ERISA controls.

(b)  The masculine pronoun shall mean the feminine wherever appropriate.

(c) The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

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